Exhibit 3.29.e
CERTIFICATE OF OWNERSHIP AND MERGER
OF
UBS Inc.
(a New York Company)
into
UBS Americas Inc.
(a Delaware Company)
It is hereby certified that:
          1. UBS Americas Inc. [hereinafter sometimes referred to as the “Company"] is a business corporation of the State of Delaware.
          2. The Company is the owner of all of the outstanding shares of common stock of UBS Inc., which is a business corporation of the State of New York.
          3. The laws of the jurisdiction of organization or UBS Inc. permit the merger of a business corporation of that jurisdiction with a business Company of another jurisdiction.
          4. The Company hereby merges UBS Inc. into the Company.
          5. The following is a copy of the resolutions adopted on December 30, 2002 by the Board of Directors of the Company to merge the said UBS Inc. into the Company:
RESOLVED that UBS Inc. be merged into this Company, and that all of the estate, property, rights, privileges, powers, and franchises of UBS Inc. be vested in and held and enjoyed by this Company as fully and entirely and without change or diminution as the same were before held and enjoyed by UBS Inc. in its name; and it is
FURTHER RESOLVED, that this Company assume all of the obligations of UBS Inc.; and it is
FURTHER RESOLVED, that the Plan of Merger in the form presented to the Board of Directors be and it hereby is adopted; and it is
FURTHER RESOLVED, that this Company shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of New York, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of UBS Inc. and of this Company and in any other appropriate jurisdiction; and it is

FURTHER RESOLVED, that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be December 30, 2002, and that, insofar as the General Company Law of the State of Delaware shall govern the same, said time shall be the effective merger time.
Executed on December 30, 2002

UBS Americas Inc.

/s/ Sarah M. Starkweather

Vice President and
Assistant Secretary

/s/ Jane E. Nutson

Jane E. Nutson
Assistant Secretary